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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We consent to the inclusion in Amendment No. 3 of the Registration Statement of Silver Star Foods, Inc. on Form SB-2 of our report dated July 29, 1998, except for Notes 10 and 11 as to which the dates are August 31, 1998, November 30, 1998 and March 12, 1999, respectively, on our audits of Silver Star Foods, Inc. as at March 31, 1998 and 1997 and for the years then ended. We also consent to the reference to our firm under the caption "Experts".


/s/ WEINICK SANDERS LEVENTHAL & CO., LLP
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Weinick Sanders Leventhal & Co., LLP


New York, N.Y.
March 15, 1999